SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  July 14, 2006
                Date of report (Date of earliest event reported)

                                 ENUCLEUS, INC.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)

               0-14039                                  11-2714721
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       (Commission File Number)          (I.R.S. Employer Identification No.)

                                4000 Main Street
                              Bay Harbor, MI 49770
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                    (Address of Principal Executive Offices)

                                  231/439-2708
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ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors.

      We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

Item 5.02   Departure of Directors and Principal Officers

     CHICAGO, IL - eNucleus, Inc. (ENUI.PK), the Chicago-based software and business process outsourcing services company, today announced that Al Case has been elected chairman of the board of directors and an executive officer of the company, effective July 12, 2006. Case has over 30 years of experience in the software industry, in a variety of positions ranging from director of management information systems for Ryder System, Inc. (NYSE:R) to division president of Gartner, Inc. (NYSE:IT, IT-B), the world's largest information technology research and advisory firm. Case has been a member of the board of directors of eNucleus since June 2005, and has worked closely with president and chief executive officer Randy Edgerton on a variety of marketing and corporate communications projects. Since 2003, when he left Gartner, Case has been an independent management consultant working with a variety of start-up and turnaround business operations. Case is a former advisory board member to Sky Capital Holdings, Inc. (SKY.L), a Wall Street-based broker dealer, and serves on the board of directors of Turbodyne Technologies, Inc. (TRBD.OB) as well as several private companies including Turnpike Software, LLC and TechSpend, LLC.

     At the same time, eNucleus founders, Messrs. Dhru Desai and John Paulsen resigned as officers and directors of the company. Mr. Paulsen had discussed, with the board, the possibility of retiring from the eNucleus board for some time to spend more time on his other projects. Mr. Desai commented, "My partner John and I have used our expertise to build a solid portfolio of products and services for eNucleus, through acquisition. Now it is time to switch the focus from acquisition to operation mode. As significant shareholders in the company, we are both pleased that Al Case, who has been a very active board member, has agreed to assume the role of executive chairman and devote his full-time expertise to eNucleus. Having brought in a very qualified board of directors, we feel that our investment is in good hands. This gives John and me, the ability to focus our merger and acquisition strategies on other projects."

     Randy Edgerton, president and chief executive officer said, "It has been a great experience working with John and Dhru. As we move into this next phase of our business, we all feel confident that Al Case and our board members can contribute tremendously to the continued growth of eNucleus."
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006
eNucleus, Inc.

                             By: /S/ Randy Edgerton
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                             Randy Edgerton
                             President and Chief Executive Officer